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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

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                       DATE OF REPORT: SEPTEMBER 11, 2003

                               AMBIENT CORPORATION
             (Exact name of registrant as specified in its charter)

DELAWARE                            0-23723                  98-0166007
(State or Other Jurisdiction        Commission File          IRS Employer
of Incorporation)                   Number)                  Identification No.)

                  79 CHAPEL STREET, NEWTON, MASSACHUSETTS 02458
                    (Address of Principal Executive Offices)

                                  617-332-0004
              (Registrant's Telephone Number, including Area Code)

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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURES

     Ambient Corporation (hereinafter, "Ambient" or the "Company") announced that, in connection with its continuing efforts to secure long-term financing, it has completed interim short-term unsecured debt financing in an aggregate gross amount of $400,000. On September 11, 2003, the Company issued in a private placement to an "accredited investor" under the Securities Act of 1933, as amended (the "Act"), $400,000 in the aggregate principal amount of its 6% unsecured convertible debenture (the "Note") and warrants (the "Bridge Warrants") to purchase up to 800,000 shares of the Company's common stock, par vale $0.001 (the "Common Stock") at an exercise price of $0.15 per share, subject to customary anti-dilution protection (the "Bridge Financing"). The Company is using the proceeds of the Bridge Financing to provide short-term working capital.

     The Note constitutes an unsecured debt obligation of the Company and is due and payable on the earlier of (i) October 31, 2003 and (ii) the filing by the Company with the Securities and Exchange Commission of a registration statement for the sale of shares of Common Stock by the Company or by certain of its shareholders and other rightsholders. The Bridge Warrants are exercisable for a period of three years from the date of issuance, subject to a reduced exercise period upon the occurrence of certain events.

     The Company and certain other accredited investors (collectively, the "First Investors"), have reached a non-binding agreement-in-principle pursuant to which the First Investors or affiliates thereof, intend to invest in the Company at least $2 million (up to a maximum of $2.5 million), subject to the negotiation, execution and delivery of mutually acceptable and legally binding definitive agreements (the "Proposed Long-Term Investment"). Under the Proposed Long-Term Investment, the First Investors will purchase the Company's newly issued unsecured convertible three-year debentures (the "Investment Debentures"), convertible into Common Stock at an initial pre-determined per share conversion price. The Company anticipates that in connection with the Proposed Long-Term Investment, it will be issuing warrants for the purchase of additional shares of Common Stock based on the aggregate principal amount of Investment Debentures sold. As a condition to the Proposed Long-Term Investment, the Company will be required to file by October 31, 2003 a registration statement (the "Registration Statement") relating to the resale of the Common Stock underlying the securities issued in connection with the Bridge Financing and the Proposed Long-Term Financing. By the terms of the Proposed Long-Term Investment, it is contemplated that 50% of each First Investor's committed amount will be remitted to the Company immediately following the filing by the Company of the Registration Statement and the remaining commitment amount will be remitted immediately following the effectiveness of the Registration Statement. The Company anticipates that the principal amount and accrued interest of the Note will be repaid from the proceeds of the Proposed Long-Term Investment.

     No assurance can be given that the Proposed Long-Term Investment will in fact be concluded or, if concluded, that it will be concluded on the terms and conditions specified above.

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     The Company is currently in discussion with other investors unrelated to the First Investors (collectively, the "Subsequent Investors") respecting their possible participation in the Proposed Long-Term Investment on substantially similar terms and conditions. However, the Company presently has no commitment or non-binding agreements in principle respecting any such participation by any Subsequent Investor and no assurance can be given that the Company will reach any such agreement on terms and conditions acceptable to it.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2003                             AMBIENT CORPORATION

                                                     By: /s/ John Joyce,

                                                     John Joyce,
                                                     Chief Executive Officer


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